Exhibit 99.1

Contact:	Gary Kohn	Robin Caputo
	Investor Relations	Media Relations
	303-625-5256	303-267-3876
	gkohn@ciber.com	rcaputo@ciber.com

CIBER REPORTS THIRD QUARTER RESULTS

GREENWOOD VILLAGE, Colo., Nov. 1, 2011— CIBER, Inc. (NYSE: CBR), a global information technology consulting, services and outsourcing company, today reported results for the third quarter of 2011.

Highlights for the third quarter 2011 include:

•                  Revenue increased 2% to $270.7 million

•                  Gross margin of 25.4%

•                  Operating income of $7.9 million, with an operating margin of 2.9%

•                  Net income of $3.1 million, or $0.04 per share

•                  Cash on hand at quarter end of $52.8 million

Operational highlights for the quarter include:

•                  A new 3-year agreement with a NASDAQ-100 biotechnology company to provide Informatica and Business Objects platform support and development services.  This is a fully outsourced managed services agreement which will utilize CIBER’s offshore capabilities at go live.

•                  A multi application deployment of Lawson software for the City of Boise that includes human resource management, enterprise financial management, and supply chain management.  The project, Vision 2020, will streamline operations, reduce redundant systems, and make operations more cost effective.

•                  A new relationship with one of the largest and most respected investment management companies to support their SharePoint environment.

•                  CIBER was named a preferred IT service provider for German-based Deutsche Bahn, one of the world’s largest passenger and logistics service providers.

President and Chief Executive Officer Dave Peterschmidt said, “We continue to see progress in our operations as a result of the rigorous disciplines and fundamentals we have put in place.  Through these fundamentals, we protected our bottom line and grew operating profit 11% in the quarter, despite revenue softness.  We are a much more efficient company, with a lower risk profile, than we were just 18 months ago.  We remain hard at work on continuing to turn around our company and building value for CIBER’s shareholders.”

Claude Pumilia, Executive Vice President and Chief Financial Officer, commented, “We are pleased with the financial performance in the third quarter given where we are in our turnaround.  We believe that the disciplined approach we are taking across all aspects of our business is beginning to show results and will drive improved financial performance for the company going forward.  Additionally, we have brought to closure several of the problematic fixed-price contracts, and are managing the others within our expectations.”

Third Quarter Financial Results

Revenue of $270.7 million increased 2%, or declined 2% on a constant currency basis.  The International and ITO segments, which together comprised half of consolidated revenue, contributed to the revenue growth.

Gross margin for the third quarter was 25.4% compared to 24.8% in the same period last year.  Selling, general and administrative expenses (SG&A) in the quarter were 22.4% of revenue compared with 21.7% in the third quarter last year.

Third quarter operating income was $7.9 million, with an operating margin of 2.9%.  Operating income and margin improved compared to last year’s third quarter results of $7.1 million and 2.7%.

Net income for the third quarter was $3.1 million or $0.04 per share compared to $3.4 million or $0.05 per share in Q3 2010.  The year-over-year change was driven by higher tax and interest expense in Q3 2011.

The International division, the Company’s largest operating segment at 42% of consolidated revenue, delivered another quarter of solid results.  Revenue growth for the quarter was 23%, or 12% on a constant currency basis over the third quarter 2010.  Success within CIBER Managed Services and client wins, particularly within SAP, across Europe contributed to the revenue growth.  Operating margin for the segment was 5.2%, a 27 basis point improvement from last year’s third quarter.

The North American division saw revenue decline 15%.  Operating margin of 6.9% was down compared to last year’s third quarter mostly as a result of lower revenue.  The company has prudent initiatives underway within this division to optimizing the cost structure while continuing to fund growth initiatives.

Capital Deployment and Liquidity

CIBER’s total cash balance at September 30, 2011 was $52.8 million, most of which is in the International division.  Cash used by operating activities for the first nine months was $9.1 million.  Capital expenditures this year through September 30 totaled $8.5 million.

Days sales outstanding as of September 30, 2011 were 61 days, significantly reduced from last year’s third quarter of 75 days.

The total outstanding balance on the Senior Credit Facility at quarter end was $80.7 million.

Investor and Analyst Conference Call

CIBER President and Chief Executive Officer Dave Peterschmidt invites you to participate in a conference call today at 11:00 a.m. Eastern Time to discuss the Company’s financial results and outlook.

To participate in the conference call, dial 866-730-5766 (U.S.) or +1-857-350-1590 (outside the U.S.) ten minutes prior to the start of the call and provide the operator with the pass code 79983386.  This conference call will also be available via webcast at www.ciber.com/cbr.

A replay of the call and webcast will be available one hour after the call ends through December 1, 2011. To access the telephone replay, dial 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.) and use the pass code 67466310.  The webcast replay will be available at www.ciber.com/cbr.

Non-GAAP Financial Information

CIBER presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  These non-GAAP measurements include: change in revenue constant currency adjusted; and International revenue change adjusted for currency.

Reconciliations of non-GAAP to comparable GAAP measures are available in the body of this release as well as the accompanying schedules.  These reconciliations may also be found in the Investor Relations section of the Company’s website at www.ciber.com/cbr.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections.  Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify forward-looking statements.  For example, we make certain forward-looking statements regarding our current estimates for revenue and profitability for certain of our business units for 2011.  These statements reflect a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements.  These risks include, without limitation, risks that: (1) economic and political conditions, including regulatory or legislative action, adversely affect us or our clients’ businesses and levels of business activity; (2) we cannot expand and develop our services and solutions in response to changes in technology and client demand; (3) we cannot compete effectively in the highly competitive consulting, systems integration and technology and outsourcing markets; (4) our work in the government contracting environment exposes us to additional risks; (5) our clients may terminate their contracts with us or they may be unable or unwilling to pay us for our services, which may impact our accounting assumptions; (6) our outsourcing services subject us to operational and financial risk; (7) the type and level of technology spending by our clients may change; (8) we cannot maintain favorable pricing and utilization rates; (9) our business is restricted by our current level of indebtedness and we could breach our financial covenants, and/or be unable to amend, extend or replace our current debt facility under favorable terms; (10) legal liability may result from solutions or services we provide; (11) we cannot anticipate the cost and complexity of performing our work or we are not able to control our costs; (12) our global operations are subject to complex risks, some of which might be beyond our control, including, but not limited to, fluctuations in foreign exchange rates; (13) we cannot balance our resources with client demand or hire sufficient employees with the required skills and background; (14) we may incur liability from our subcontractors’ or other third parties’ failure to deliver their project contributions on time or at all; (15) we cannot manage the organizational challenges associated with our size or our business strategy; (16) consolidation in the industries that we serve could adversely affect our business; (17) our ability to attract and retain business depends on our reputation in the marketplace; (18) our share price could fluctuate due to numerous factors, including variability in revenues, operating results and profitability; and/or (19) other factors discussed from time to time in the Company’s news releases and public statements, as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in the Company’s Form 10-Q and most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.  Most of these factors are beyond CIBER’s ability to predict or control.  Forward-looking statements are not guarantees of performance and speak only as of the date they are made, and CIBER undertakes no obligation to publicly update any forward-looking statements in light of new information or future events.  Readers are cautioned not to put undue reliance on forward-looking statements.

About CIBER, Inc.

CIBER, Inc. is a global information technology consulting, services and outsourcing company applying practical innovation through services and solutions that deliver tangible results for both commercial and government clients. Services include application development and management, ERP implementation, change management, project management, systems integration, infrastructure management and end-user computing, as well as strategic business and technology consulting. Founded in 1974 and headquartered in Greenwood Village, Colorado, CIBER has more than 8,500 employees and subcontractors and operates in 18 countries, serving clients in North America, Europe and Asia/Pacific. Annual revenue in 2010 was $1.1 billion. CIBER trades on the New York Stock Exchange (NYSE: CBR), and is included in the Russell 2000 Index and the S&P Small Cap 600 Index. For more information, visit www.ciber.com.

CIBER, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES
Consulting services	$256,624	$252,619	$778,490	$750,992
Other revenue	14,102	13,263	42,528	42,973
Total revenues	270,726	265,882	821,018	793,965

OPERATING EXPENSES
Cost of consulting services	192,543	190,245	596,953	564,774
Cost of other revenue	9,425	9,772	27,140	30,517
Selling, general and administrative	60,707	57,637	189,851	180,178
Goodwill impairment	—	—	16,300	112,000
Amortization of intangible assets	131	1,087	1,648	3,361
Total operating expenses	262,806	258,741	831,892	890,830

OPERATING INCOME (LOSS)	7,920	7,141	(10,874)	(96,865)

Interest income	203	70	408	194
Interest expense	(2,159)	(1,624)	(5,769)	(5,088)
Other income (expense), net	468	(608)	(3,005)	14

INCOME (LOSS) BEFORE INCOME TAXES	6,432	4,979	(19,240)	(101,745)
Income tax expense (benefit)	3,268	1,615	31,665	(27,347)

CONSOLIDATED NET INCOME (LOSS)	3,164	3,364	(50,905)	(74,398)
Net income (loss) attributable to noncontrolling interests	24	(38)	205	(552)

NET INCOME (LOSS) ATTRIBUTABLE TO CIBER, INC.	$3,140	$3,402	$(51,110)	$(73,846)

Earnings (loss) per share:
Basic and diluted	$0.04	$0.05	$(0.71)	$(1.06)

Weighted average shares outstanding:
Basic	72,209	69,734	71,613	69,492
Diluted	72,609	69,929	71,613	69,492

CIBER, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$52,803	$69,329
Accounts receivable, net of allowances of $6,585 and $9,413, respectively	221,155	239,214
Prepaid expenses and other current assets	31,113	24,608
Deferred income taxes	3,133	12,161
Total current assets	308,204	345,312

Property and equipment, net of accumulated depreciation of $70,459 and $60,732, respectively	24,629	26,443
Goodwill	323,719	338,908
Other intangible assets, net	765	2,357
Other assets	7,934	9,344

TOTAL ASSETS	$665,251	$722,364

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$30,400	$10,473
Accounts payable	32,528	49,835
Accrued compensation and related liabilities	62,714	72,918
Deferred revenue	19,492	21,194
Income taxes payable	12,676	9,760
Other accrued expenses and liabilities	47,327	48,768
Total current liabilities	205,137	212,948

Long-term debt	51,222	77,879
Deferred income taxes	23,284	6,159
Other long-term liabilities	7,014	5,878
Total liabilities	286,657	302,864

Commitments and contingencies

Equity:
CIBER, Inc. shareholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 74,487 shares issued	745	745
Treasury stock, at cost, 2,216 and 4,363 shares, respectively	(12,700)	(25,003)
Additional paid-in capital	328,453	325,177
Retained earnings	61,725	118,113
Accumulated other comprehensive income	354	661
Total CIBER, Inc. shareholders’ equity	378,577	419,693
Noncontrolling interests	17	(193)
Total equity	378,594	419,500

TOTAL LIABILITIES AND EQUITY	$665,251	$722,364

CIBER, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net loss	$(50,905)	$(74,398)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities:
Goodwill impairment	16,300	112,000
Depreciation	9,085	8,998
Amortization of intangible assets	1,648	3,361
Deferred income tax expense (benefit)	25,924	(31,197)
Provision for doubtful receivables	308	2,085
Share-based compensation expense	3,276	3,239
Other, net	5,153	3,462
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	18,057	(37,068)
Other current and long-term assets	(4,808)	(4,485)
Accounts payable	(17,690)	735
Accrued compensation and related liabilities	(8,411)	7,216
Other current and long-term liabilities	(8,057)	12,651
Income taxes payable/refundable	1,008	525
Net cash provided by (used in) operating activities	(9,112)	7,124

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(895)	(3,527)
Purchases of property and equipment, net	(8,517)	(9,646)
Net cash used in investing activities	(9,412)	(13,173)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on long-term debt	278,138	283,644
Payments on long-term debt	(285,274)	(288,366)
Employee stock purchases and options exercised	7,025	1,665
Purchases of treasury stock	—	(2,444)
Excess tax benefits from share-based compensation	—	58
Credit facility origination/amendment fees paid	(808)	(685)
Acquisition of noncontrolling interest	—	(1,558)
Net cash used in financing activities	(919)	(7,686)
Effect of foreign exchange rate changes on cash and cash equivalents	2,917	(2,193)
Net decrease in cash and cash equivalents	(16,526)	(15,928)
Cash and cash equivalents, beginning of period	69,329	67,424
Cash and cash equivalents, end of period	$52,803	$51,496

CIBER, Inc.

SUMMARY SEGMENT DATA

(Dollars in thousands)

(Unaudited)

Summary Segment Analysis

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Revenues:
International	$113,546	$91,977	23%	$354,684	$272,596	30%
North America	107,080	125,392	(15)%	317,803	371,361	(14)%
Federal	28,561	28,913	(1)%	82,953	91,383	(9)%
IT Outsourcing	23,885	22,325	7%	71,482	64,184	11%
Total segment revenues	273,072	268,607	2%	826,922	799,524	3%
Corporate/Inter-segment	(2,346)	(2,725)		(5,904)	(5,559)
Total revenues	$270,726	$265,882	2%	$821,018	$793,965	3%

Operating income:
International	$5,950	$4,568	30%	$21,976	$12,574	75%
North America	7,436	9,836	(24)%	3,853	30,042	(87)%
Federal	1,985	1,046	90%	4,029	2,577	56%
IT Outsourcing	399	(363)	210%	341	(279)	222%
Total segment operating income	15,770	15,087	5%	30,199	44,914	(33)%
Corporate expenses	(7,719)	(6,859)		(23,125)	(26,418)
Goodwill impairment	—	—		(16,300)	(112,000)
Amortization of intangible assets	(131)	(1,087)		(1,648)	(3,361)
Total operating income (loss)	$7,920	$7,141		$(10,874)	$(96,865)

Segments as Percent of Total Segment Revenue and Total Segment Operating Income (Loss)

(excluding Corporate/Inter-segment and corporate expenses and amortization)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
International	42%	34%	43%	34%
North America	39%	47%	38%	47%
Federal	10%	11%	10%	11%
IT Outsourcing	9%	8%	9%	8%
Total segment revenue	100%	100%	100%	100%

Operating income:
International	38%	30%	73%	28%
North America	47%	65%	13%	67%
Federal	13%	7%	13%	6%
IT Outsourcing	2%	(2)%	1%	(1)%
Total segment operating income (loss)	100%	100%	100%	100%

Segment Operating Margins

(excluding corporate expenses and amortization)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating margin:
International	5.2%	5.0%	6.2%	4.6%
North America	6.9%	7.8%	1.2%	8.1%
Federal	7.0%	3.6%	4.9%	2.8%
IT Outsourcing	1.7%	(1.6)%	0.5%	(0.4)%
Total segment operating margin	5.8%	5.6%	3.7%	5.6%

CIBER, Inc.

NON-GAAP FINANCIAL INFORMATION

(Unaudited)

CIBER reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.  Certain of the information set forth in this press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission.  We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended September 30, 2011
	Constant Currency Revenue Growth (Decline)	Foreign Exchange Impact	GAAP Reported Revenue Growth
Revenues:
Consolidated	(2)%	4%	2%

International	12%	11%	23%